UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
ALLIANCE BANKSHARES CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

ALLIANCE BANKSHARES

CORPORATION

William E. Doyle, Jr.

703.814.7201

GLASS LEWIS RECOMMENDS VOTE “FOR” MERGER WITH WASHINGTONFIRST

CHANTILLY, VA – December 3, 2012 – Alliance Bankshares Corporation (NASDAQ: ABVA) announced that Glass Lewis & Co., one of the leading independent U.S. proxy advisory firms, has recommended that the shareholders of Alliance vote “FOR” the proposals in its proxy statement for the special meeting scheduled to be held on Wednesday, December 19, 2012 at 2:00 p.m. local time, at the Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, Virginia.

At the special meeting, Alliance’s shareholders will be asked to consider and vote on a proposal to (i) approve the Agreement and Plan of Reorganization, dated as of May 3, 2012, and related plan of merger, by and between WashingtonFirst Bankshares, Inc., Alliance and Alliance Bank Corporation, as amended, pursuant to which Alliance will merge with and into WashingtonFirst, with WashingtonFirst surviving the merger, upon the terms and subject to the conditions set forth in the reorganization agreement, (ii) approve certain compensation that Alliance’s named executive officers may receive, under pre-existing agreements, in connection with the merger, and (iii) adjourn or postpone the special meeting, if necessary, to permit the further solicitation of proxies if there are not sufficient votes at the time of the special meeting to achieve a quorum or approve the reorganization agreement.

All shareholders of Alliance are encouraged to vote. Because approval of the merger proposal requires the affirmative vote of more than two-thirds of the outstanding shares of Alliance’s common stock entitled to vote at the special meeting, failing to vote or abstaining from voting, either in person or by proxy, will have the same effect as a vote against approval of the merger proposal.

About the Companies:

WashingtonFirst Bankshares, Inc. is headquartered in Reston, Virginia and is the holding company for WashingtonFirst Bank, which commenced operations in 2004. WashingtonFirst Bank, which focuses on providing quality, tailored services to its customers, conducts a full service commercial banking operation through ten offices, with four located in Northern Virginia, three in Maryland and three in the District of Columbia. For more information about WashingtonFirst, please visit: www.wfbi.com.

Alliance Bankshares Corporation is the holding company for Alliance Bank, which commenced operations in 1998. Alliance Bank is headquartered in Chantilly, Virginia, and places special emphasis on serving the needs of individuals, small and medium size businesses and professional concerns in the greater Washington, D.C. metropolitan area through six offices located in Northern Virginia. For more information about Alliance, please visit: www.alliancebankva.com.

Additional Information Regarding the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WashingtonFirst has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, as amended (registration no. 333-183255), that includes a proxy statement of Alliance that also constitutes a proxy statement and a prospectus of WashingtonFirst. A definitive proxy statement and prospectus was first mailed to shareholders of WashingtonFirst and Alliance on or about November 13, 2012, and Alliance also plans to file other documents with the SEC regarding the merger. INVESTORS AND SECURITY HOLDERS OF WASHINGTONFIRST AND ALLIANCE ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Certain of such documents are not currently available. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov. Copies of the documents filed with the SEC by WashingtonFirst will be available free of charge on WashingtonFirst’s website at www.wfbi.com under the tab “About the Bank” and then under the heading “Investor Relations” or by contacting WashingtonFirst’s Investor Relations Department at 11921 Freedom Drive, Suite 250, Reston, VA 20190. Copies of the documents filed with the SEC by Alliance will be available free of charge on Alliance’s website at www.alliancebankva.com under the tab “Investor Relations” and then under the heading “Press Releases” or under the heading “Documents/SEC Filings.” You may also read and copy any reports, statements and other information filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC. Information about the operation of the SEC Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

WashingtonFirst, Alliance and their respective directors, executive officers, and certain other members of management and employees of WashingtonFirst, Alliance and their respective subsidiaries may be deemed to be participants in the solicitation of proxies from shareholders of Alliance in connection with the merger. Information about the directors and executive officers of WashingtonFirst is set forth in WashingtonFirst’s proxy statement dated March 15, 2012 available on WashingtonFirst’s website at www.wfbi.com under the tab “About the Bank” and then under the heading “Investor Relations”. Information about the directors and executive officers of Alliance is set forth in an amendment on Form 10-K/A to Alliance’s Annual Report on Form 10-K filed with the SEC on April 30, 2012. Additional information regarding the interests of such participants is included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

###